                                                                   Exhibit 10.20
                            GUNNALLEN FINANCIAL, INC.
                        1715 N. WESTSHORE BLVD 7TH FLOOR
                              TAMPA, FLORIDA 33607

July 12, 2002

Mr. Kent Harle
President
Redline Performance Products
2510 Commerce Way
Vista, Ca   92083

VIA TELEFAX 760-598-0167

RE:   Letter of Intent for Private Placement and Initial Public Offering

Dear Mr. Harle:

Discussions have taken place during the past several days between representatives of GunnAllen Financial, Inc. ("GAF") and Redline Performance Products, Inc ("Redline" or the "Company"). regarding (i) a bridge financing in the form of a proposed private placement (the "Private Placement") with a minimum of $1,250,000 and a maximum of $2,000,000 consisting of units containing a secured subordinated note (the "Notes") with warrants (the "Warrants") to purchase common stock (the Notes and Warrants are collectively referred to as the "Units") and (ii) an initial public offering of Redline common stock on a firm commitment basis ("IPO") raising a minimum amount of $10,000,000 and a maximum amount of up to $15,000,000. This letter does not contain all the matters upon which agreement must be reached in order for the Private Placement or the IPO to be consummated, but is intended solely as an outline of certain material provisions.

We are pleased to submit for your approval the following terms and conditions for the program of financing to be effected upon substantially the following terms and conditions.

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

1.    PRIVATE PLACEMENT

      a. Upon our review and approval of Due Diligence materials requested by GAF, completed offering documents and subject to the other terms and conditions outlined below, GAF will act as the "Dealer Manager" for the Private Placement of the Company's Units consisting of Notes with Warrants on a "best efforts" basis with a minimum offering of $1,250,000 and a maximum offering of $2,000,000. Offers and sales of Units shall be made only to "accredited investors" as defined in Regulation D under the Securities Act of 1933, and in compliance with the Rule 506 exemption from federal registration thereunder.

      b. The Units shall consist of an 8% secured subordinated note with a minimum purchase of $25,000 and warrants to purchase 2,500 post-split shares of the Company's common stock. The Notes shall be due and payable on the earlier of an IPO in an offering of not less than $10,000,000 and December 31, 2003. The warrants shall have a term of 5 years with an exercise price of $3.75 per post-split share and shall contain a provision for cashless exercise and piggyback registration rights.

      c. The Company and the Company's counsel shall prepare a Private Placement Memorandum ("PPM") in accordance with the rules and regulations established by the Securities and Exchange Commission ("SEC") and all other regulatory agencies to be approved by GAF.

      d. GAF will advise the Company of the states in which the Private Placement will be conducted and the Company's counsel shall be responsible for preparing and making all necessary Blue Sky filings.

      e. Because of the nature of the offering of the proposed Private Placement, all funds must be placed in an escrow account until the minimum proceeds are received. Both GAF and Redline shall agree on a mutually acceptable escrow agent.

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

      f. Redline agrees to pay to GAF a sales commission equal to 11% of gross proceeds from the Private Placement.

      g. The Company shall bear all reasonable and documented costs and expenses incident to the Private Placement and shall reimburse GAF all costs incurred in connection with the Private Placement.

      h. Additional Provisions

            1. Prior to the Private Placement, the Company shall cause a 1-for-3 reverse stock split to become effective, excluding the warrants to be issued in connection with the Private Placement. The Company's outstanding pre-split securities (after giving effect to the founder retirement) are currently as follows:

Common Outstanding                  3,194,250 (after founder retirement)
Preferred Outstanding               3,843,366
Warrants Outstanding                2,078,021
Options Outstanding                   413,000
TOTAL                               9,528,637

                  After giving effect to the reverse split, a total of 3,176,212 fully diluted shares will be outstanding.

            2. Prior to the Private Placement, the Company's founders shall provide evidence that a total of 1,100,000 shares of common stock shall be retired.

            3. Prior to filing for an IPO, the Company shall obtain the consent of all existing Series A Preferred shareholders to automatically convert into common stock upon completion of an IPO in an amount of at least $10

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

            million, excluding those investors who purchased shares of Series A Preferred Stock after March 2002 that decide to convert into the Private Placement.

            4. The Company shall provide the Placement Agent weekly accounting as to the use of proceeds for the Private Placement.

            5. The Company shall prepare a document reflecting that any investor in the Series A Preferred Stock that made investments on or after March 20 2002 shall have the right to convert into the Private Placement, but only if the minimum number of Units has been sold.

            6. The Company agrees that immediately upon completion of the Private Placement it will undertake its best efforts to hire a full-time CFO with public company experience. Such person shall be subject to the reasonable approval of GAF, which approval shall not be unreasonably withheld.

            7. Prior to closing of the Private Placement, the Company shall provide to GAF copies of all necessary Board of Director resolutions reflecting the adoption of the transactions contemplated herein.

            8. Prior to effectiveness of the IPO, the Company shall provide "lock up" agreements as required pursuant to section 5 B below.

            9. Other than the securities offered in the contemplated Private Placement or upon exercise or conversion of securities outstanding as of the date hereof, the Company agrees that no additional securities shall be sold or issued, without GAF's prior written consent.

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

            10. The term of warrants issued by the Company to purchasers of Series A Preferred Stock who purchased such shares on or after March 20, 2001 will be extended to July 31, 2004. - Exercise Price $3.75

INITIAL PUBLIC OFFERING

2.    SECURITIES OFFERED

a. Subject to the terms and conditions outlined in this letter, GAF will act as the Company's underwriter ("Underwriter"), on a firm commitment basis, in connection with the proposed public offering (the "Offering") by the Company of common stock (the "Shares") with gross Offering proceeds of a minimum of $10 million and a maximum of up to $15 million with an estimated Company pre-money valuation of $18 million (provided that the Offering is subject to the successful completion of the Private Placement). The number of shares, capital structure of the Company, and the offering price preceding the public offering shall be reasonably acceptable to the Underwriter and Redline.

b. The Company will grant an over allotment option to the Underwriter, exercisable within 30 days from the date the Offering is declared effective by the Securities and Exchange Commission (the "Effective Date"), to purchase up to an additional 15% of the Shares at the Offering price, less Underwriting discounts and commissions. The Underwriter may exercise the option in whole or in part solely for the purpose of covering over allotments, if any, made in connection with the sale of the Shares. Underwriter will receive commissions and expenses on the over allotment as described in section 6, below.

c. The Underwriter will agree, subject to the terms and conditions set forth herein, to purchase the subject Shares from the Company on the Effective Date and to pay for same in certified funds within three business days thereafter (the "Closing Date"). The Underwriter will be committed to purchase and pay for all of the Shares offered if any

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

Shares are purchased. The Shares will be offered by the Underwriter subject to prior sale and subject to approval of certain legal matters by its counsel.

d. The capital structure of the Company immediately preceding the Offering, the contemplated dilution to the public investor, and the Company's business plan shall be an amount to be agreed upon. Shares underlying options and warrants, other than warrants held by the Underwriter, shall be deemed outstanding for this purpose. Any new employee (including officers and/or directors) incentive or compensation plan (including royalty plan), of whatever nature, presently contemplated to become effective prior to the Offering, shall be fully disclosed to the Underwriter and subject to the reasonable approval of the Underwriter.

3.    SYNDICATION

      In connection with the proposed Offering, the Underwriter shall have the right, but not the obligation, to form a syndicate of co-underwriters and/or selected dealers who will assist us in the Offering. Any firm with whom we associate will be a member of the National Association of Securities Dealers, Inc. ("NASD") or a selected foreign broker dealer acceptable to the NASD.

4.    REGISTRATION STATEMENT

a. The Company shall use its best efforts to file, within thirty (30) days of the sale of the minimum number of Units in the Private Placement, with the Securities and Exchange Commission ("Commission"), a Registration Statement on Form SB-2 or S-1 (the "Registration Statement") in conformity with the Securities Act of 1933, as amended (the "1933 Act"), covering the Offering.

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

b. The Registration Statement shall consist of the information required by Regulation S-B or to be included on Form S-1 and all other information and documents which are required by law or which the Company must file as part of the Registration Statement, including but not limited to, financial statements audited by the Company's independent certified public accountants. The Company shall utilize its best efforts to cause the Registration Statement to be declared effective by the Commission so that the Offering may commence as soon as practicable; provided, however, effectiveness shall not be allowed to occur without our prior written consent.

5.    ISSUED AND AUTHORIZED CAPITAL

a. Prior to the Offering, there shall be no more than the number of Shares of common stock issued and outstanding on an amount to be agreed upon.

b. All outstanding shares of Common Stock, Preferred Stock and shares underlying all options and warrants currently outstanding (including Common Stock held by officers, directors and 5% shareholders) is currently or shall be subject to a lock-up agreement which prohibits sale of the Common Stock without the prior written consent of the Underwriter until 18 months from the Effective Date of any IPO in which the GAF is the underwriter.

c. The Company shall warrant to the Underwriter in the Underwriting Agreement that the Company has sufficient authorized securities to cover the issuance of the Sharers contemplated hereby as well as make such additional warranties and representations and indemnification as are customary in a transaction of this nature.

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

6.    UNDERWRITING COMPENSATION

a. The Underwriting Agreement shall provide that we shall receive an underwriting discount of 10% of the Offering price of each Share sold by us, and shall also provide that participating dealers shall be entitled to such underwriting commission from our discount as established by us.

b. It is understood that the Company shall reimburse the Underwriter for its expenses on a non accountable basis in the amount equal to 3% of the gross proceeds of the Offering, of which $30,000 shall be prepaid upon the closing of the minimum on the Private Placement and the balance on closing of the Offering. In the event the Offering for any reason is not closed, the Underwriter will retain so much of the $30,000 received from the Company as is equal to its actual accountable expenses and reimburse the Company for the remainder, if any.

c. The Company agrees to sell to the Underwriter and its designees, for an aggregate of $100, warrants (the "Underwriter Warrants") to purchase up to 10% of the Shares being offered at the offering price. The Underwriter Warrants will be exercisable during a four-year period commencing one year from the Effective Date of the Offering and shall contain a provision for "cashless exercise". The exercise price of the Underwriter Warrants will be equal to 110% of the offering price.

d. With respect to the Underwriter Warrants, the Underwriter will be entitled to customary "piggy-back" registration rights and to one "demand" registration right. Such registration rights will be further described in the Underwriting Agreement and shall continue for a period of five years from the Effective Date of the Offering, or until the Underwriter may sell all of the shares underlying the Underwriter Warrant pursuant to Rule 144(d) or within any three-month period under Rule 144. Within 10 days after any demand registration is exercised, the Company shall have the right to redeem the Underwriter Warrants demanding registration by payment of the difference between the

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

exercise price of the warrants and the average bid price of the Shares over the 10 business days prior to the date of such exercise.

7.    DUE DILIGENCE; DELIVERY OF REPORTS

a. The Company shall supply and deliver for use by Underwriter counsel all information reasonably required to enable us to make such investigations of the Company and its business as we and our counsel shall desire. The Company shall make available to us at our offices such persons as we shall deem reasonably necessary and appropriate in order to verify or substantiate any such information supplied. We shall have the right to review all materials prepared in connection with the Offering within a reasonable time prior to filing with the Commission.

b. For a period of two years from the Effective Date the Company shall furnish to us (i) unaudited quarterly financial statements on a timely basis have to be filed with Commission within 45 days after end of each quarter in addition to any other reports which are required by the Underwriting Agreement or the Commission, (ii) monthly shareholder lists prepared by the Company's transfer agent and (iii) weekly reports prepared by DTC.

8.    BLUE SKY AND OTHER COSTS

      The Company shall bear all costs and expenses incident to the issuance, offer, sale, and delivery of the Shares, including but not limited to all expenses and filing fees incident to the registration of the Shares with the Commission and the NASD; all transfer agent costs; the engraving of the Common Stock and Warrant certificates; the cost of qualification of the securities under the various state securities laws ("Blue Sky Laws") covered by the registration Statement (which states shall be selected by mutual

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

agreement of the Company and us); fees and disbursements of counsel for the Company; fees and disbursements of the Company's accountant; the cost of printing and preparing the registration Statement, related exhibits, amendments, supplements thereto, underwriting documents and selected dealer agreements expenses of tombstone advertisements (not to exceed $15,000) and such number of preliminary and final prospectuses and we shall deem reasonably necessary. The Blue Sky applications and exhibits shall be prepared by counsel selected by the Underwriter whose legal fees for such Blue Sky work and review and due diligence of the offering shall be paid by the Company. The Company may be required to pay the Blue Sky counsel a retainer fee in connection with the Blue Sky applications.

9.    EXECUTION OF THE UNDERWRITING AGREEMENT

      Upon the Effective Date, we shall enter into an Underwriting Agreement with the Company, prepared by our counsel, which Underwriting Agreement shall by its terms become effective as of the Effective Date of the Registration Statement and shall contain certain terms and conditions usually and customarily found in instruments of like nature and containing among other things, the usual "market out" conditions, calamity causes and cross indemnity provisions against certain liabilities, including liabilities under the 1933 Act.

10.   CONFLICT OF LAWS

      If any provision of this Letter of Intent conflicts with any rule or regulation under the 1933 Act, or any state securities laws in which the Offering is to be qualified, the NASD or any other state or federal authority possessing jurisdiction over the Offering, the Company shall meet with us and together we shall use our best efforts to revise the terms of the Offering so as to comply with any such rules or regulations.

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

11.   REPRESENTATIONS OF THE UNDERWRITER

      We are a member of the NASD and registered as a broker dealer with the Commission. To the best of our knowledge, there are no past or pending material proceedings involving the NASD, the Commission or any state regulatory authority which would impair our ability to conduct the Offering as contemplated by this Letter of Intent.

12.   OTHER PROVISIONS

a. Upon completion of the Offering and for a period of two years from the Effective Date, if the Company seeks to engage an underwriter or placement agent for any future public offering intended to raise up to $15 million ("Public Transaction") or private offering intended to raise up to $3 million ("Private Transaction") through sales of the Company's securities, we shall have a right of first refusal with respect to any such Public Transaction or Private Transaction. The obligations set forth in this paragraph shall terminate upon the earliest to occur of the following: (i) we fail to exercise our right of first refusal with respect to any Public Transaction or Private Transaction, or the date two (2) years from the date hereof.

b. The Company shall apply to have its Shares or Shares included in Standard and Poor's or Moody's securities manual (if necessary).

c. The Company shall select Common Stock certificates and utilize a stock transfer agent satisfactory to us.

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

d. The Company shall employ the services of certified public accountants and legal counsel satisfactory to us in connection with the preparation of the financial statements and forepart required to be included in the Registration Statement. The financial statements shall be prepared in accordance with the requirements of Form SB-2 or S-1 under the 1933 Act.

e. The Company is not now, and will not be on the Effective Date, a party to any material legal proceedings pending or threatened against the Company or its property.

f. Concurrent with the filing of the Registration Statement, the Company shall arrange for its Shares to be listed on the American Stock Exchange ("AMEX") or Nasdaq SmallCap.

g. Prior to the closing date of the Offering, our obligations hereunder shall be subject to there being, in our reasonable opinion; (i) no material adverse change in the conditions or obligations of the Company or its present or proposed business and affairs; and (ii) no market conditions or any other factors which in our sole reasonable discretion might render the offer and sale of the Shares herein contemplated inadvisable.

h. In the event the Company (i) elects to use another underwriter for an initial public offering or a merger, either of which occurs within six months of the date of this Agreement, or (ii) decides not to proceed with the Offering, then in either event the Company shall pay GAF a breakup fee equal to $125,000. No breakup fee will be payable under this paragraph if this Letter of Intent has terminated pursuant to Section 13 prior to the occurrence of any of the events described in this paragraph.

i. The Offering shall be closed only upon receipt by the Underwriter of a cold-comfort letter from the independent certified public accountant, which letter is acceptable to the Underwriter and the basic content of which is agreed to by the independent certified public accountant prior to its engagement by the Company.

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

j. Upon completion of the Offering and for a period of two years from the Effective Date, the Underwriter shall have the option to designate one individual as a non-voting advisor to the Company's Board of Directors. Such person shall not be an employee of, or otherwise affiliated with, the Underwriter, and, as a condition to such person participating in Redline meetings or otherwise obtaining access to confidential information, such person shall execute a nondisclosure agreement and an agreement to comply with applicable securities laws, which agreement shall be in a form reasonably requested by Redline. The Underwriter's right set forth in this paragraph shall cease and be of no further effect on the date the Underwriter's right of first refusal terminates.

k. The parties hereby terminate the Agency Agreement between them dated March 1, 2002, as amended, except that the provisions therein specifically referenced as surviving termination shall continue to be in full force and effect.


13.   LETTER OF INTENT

      This Letter of Intent is not intended to constitute a binding agreement either to consummate the Offering outlined herein, or to enter into the Underwriting Agreement. It is expressly understood that this document is a Letter of Intent only, and that, except for Sections 6.b., 12.h. and 12.k. no obligations or agreements of any kind are intended to be created between the parties hereto. Parties propose to proceed promptly and in good faith to conclude arrangements with respect to the proposed Offering, but any legal obligations between the parties, except for Sections 6.b., 12.h. and 12.k., shall be only as set forth in the Underwriting Agreement. This Letter of Intent This Letter of Intent may not be assigned by either party without the prior written consent of the other party.

Letter of Intent between
Redline Performance Products, Inc.
and GunnAllen Financial, Inc.
July 12, 2002

If the foregoing is agreeable to Redline, kindly execute a duplicate copy of this Letter of Intent and deliver it to the undersigned at the undersigned at the address set forth above. This Letter of Intent shall remain in effect until the earliest of (i) August 31, 2002, if the minimum number of Units have not been sold in the Private Placement on or before such date, (ii) execution of a definitive Underwriting Agreement; and (iii) December 31, 2002, if the Underwriter and Redline have not executed a definitive Underwriting Agreement on or before such date; provided that such date shall be February 15, 2003 if such delay was not directly caused by GAF (e.g., delay in obtaining audited financial information, market conditions, etc.).

                  Very Truly Yours,
                  GunnAllen Financial, Inc.

                  By:  /s/ Howard A. Davis
                       Howard Davis, Executive Vice President


         Accepted and agreed this 12th day of July, 2002.


                  Redline Performance Products, Inc.

                  By:   /s/ Kent Harle
                  Kent Harle, President and CEO

                            GUNNALLEN FINANCIAL, INC.
                        1715 N. WESTSHORE BLVD 7TH FLOOR
                              TAMPA, FLORIDA 33607

DECEMBER 31, 2002
Mr. Mark Payne
President
Redline Performance Products
2510 Commerce Way
Vista, Ca   92083

RE:   Amendment to Letter of Intent

Dear Mr. Payne:

On July 12, 2002, GunnAllen Financial, Inc. ("GAF") and Redline Performance Products, Inc ("Redline") entered into a letter of intent ("Letter of Intent") regarding a proposed bridge financing and a proposed initial public offering of Redline common stock. As previously discussed, we hereby amend the Letter of Intent by deleting, in its entirety, the second sentence of the second paragraph of Section 13 of the Letter of Intent, and replacing the deleted sentence with the following sentence: "This Letter of Intent shall remain in effect through and including April 30, 2003." All other provisions of the Letter of Intent shall remain in full force and effect as provided therein.

If the foregoing is agreeable to Redline, kindly execute a duplicate copy of this amendment to the Letter of Intent and deliver it to the undersigned at the address set forth above.

Very Truly Yours,
GunnAllen Financial, Inc.

By:   /s/ Howard A. Davis
         Howard Davis, Executive Vice President

Accepted and agreed this 31st day of December, 2002.

Redline Performance Products, Inc.

By:   /s/ Mark A. Payne
         Mark Payne, President


822224.1